Exhibit 99.1

ReWalk Robotics Reports First Quarter 2023 Financial Results

On-Track Start to Fiscal Year
with Progress in Advancing Reimbursement Coverage for Medicare Beneficiaries

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILLIT, Israel, May 11, 2023 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”), a leading provider of innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions, today announced its financial results for the three months ended March 31, 2023.

Highlights of the first quarter of 2023 include:

•	Total revenue for the first quarter of 2023 was $1.2 million, as compared to $0.9 million in the first quarter of 2022, up 40%;

•	Gross margin was 46.4% in Q1’23, as compared to 30.3% in Q1’22, a 16 percentage point increase;

•	Operating expenses were $4.9 million in the first quarter of 2023, as compared to $4.6 million in the first quarter of 2022;

•
In March 2023, the ReWalk Personal Exoskeleton technology received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) for use on stairs and curbs, making it the only personal exoskeleton to receive FDA clearance for this indication.

“Our execution and positive progress in Q1 advanced us towards achieving the goals we set for 2023,” stated Larry Jasinski, Chief Executive Officer. “Specifically, our first Medicare claim submission was made to test and develop the correct pathway for processing for our innovative, breakthrough product. We believe the interaction with Centers for Medicare and Medicaid Services (“CMS”) and the Medicare Administrative Contractor (“MAC”) has helped to define a path for this first submission and set the parameters for ten additional planned submissions in Q2. In parallel, we achieved a major milestone with FDA clearance of the ReWalk exoskeleton for use on stairs and curbs, expanded the number of VA centers that train ReWalk users, and increased our German case submissions all of which we believe will favorably impact year-over-year growth in 2023 and 2024.”

First Quarter 2023 Financial Results

Total revenue was $1.2 million in the first quarter of 2023, compared to $0.9 million during the first quarter of 2022. The increase is mainly due to higher number of ReWalk Personal 6.0 units sold in the United States, partially offset by fewer sold in Europe.

Gross margin was 46.4% during the first quarter of 2023, compared to 30.3% in the first quarter of 2022. The increase is mainly due to the impact of higher revenue volumes leveraging our fixed production costs and an increase in our average selling price.

Total operating expenses in the first quarter of 2023 were $4.9 million, compared to $4.6 million in the in the first quarter of 2022. The increase is primarily due to spending in SG&A as a result of higher employee and employee-related expenses and increased professional services incurred related to the CMS engagement process.

Net loss was $4.3 million for the first quarter of 2023, compared to a net loss of $4.4 million in the first quarter of 2022.

Non-GAAP net loss was $4.0 million in the first quarter of 2023, compared to $4.1 million during the first quarter of 2022. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of March 31, 2023, ReWalk had $61.9 million in unrestricted cash and cash equivalents on its balance sheet with no debt.

Conference Call

ReWalk management will host its first quarter 2023 conference call as follows:

Date		Thursday, May 11, 2023
Time		8:30 AM EST
Telephone	U.S:	1-833-630-1956
	International:	1-412-317-1837
	Israel:	0800-6647650
	Germany:	1-80-9212373
Access code		Please reference the “ReWalk Robotics Ltd. Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/q5f8ebjx

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/q5f8ebjx or through the 'Investors' section' on our website at rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. is a medical device company that designs, develops, and commercializes innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions.  ReWalk’s mission is to fundamentally change the quality of life for these individuals through the creation and development of market leading technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel, and Germany. For more information on the ReWalk systems, please visit rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2022 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2023 and 2022, non-GAAP net loss is calculated as GAAP net loss excluding non-cash share-based compensation expense.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Mike Lawless
Chief Financial Officer
ReWalk Robotics Ltd.
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022

Revenue	$1,230	$876
Cost of revenues	659	611

Gross profit	571	265

Operating expenses:
Research and development, net	752	907
Sales and marketing	2,484	2,184
General and administrative	1,710	1,462
Total operating expenses	4,946	4,553

Operating loss	(4,375)	(4,288)
Financial (income) expense, net	(78)	24

Loss before income taxes	(4,297)	(4,312)

Taxes on income	24	38

Net loss	$(4,321)	$(4,350)

Basic net loss per ordinary share	$(0.07)	$(0.07)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	59,515,524	62,493,496

*) Represents an amount lower than $1.

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(4,321)	$(4,350)
Non-cash share based compensation expense	304	153
Non-GAAP net loss	$(4,017)	$(4,197)

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$61,883	$67,896
Trade receivable, net	532	1,036
Prepaid expenses and other current assets	1,434	649
Inventories	3,027	2,929
Total current assets	66,876	72,510

Restricted cash and other long term assets	692	694
Operating lease right-of-use assets	1,250	836
Property and equipment, net	160	196
Total assets	$68,978	$74,236

Liabilities and equity

Current liabilities
Current maturities of operating leases liability	624	564
Trade payables	1,781	1,950
Other current liabilities	1,478	2,268
Total current liabilities	3,883	4,782

Non-current operating leases liability	657	333
Other long-term liabilities	919	956
Shareholders’ equity	63,519	68,165
Total liabilities and equity	$68,978	$74,236

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2023	2022

Net cash used in operating activities	$(5,233)	$(5,708)

Net cash used in investing activities	-	(3)

Net cash used in financing activities	(771)	-
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(11)	-
Decrease in cash, cash equivalents, and restricted cash	(6,015)	(5,711)

Cash, cash equivalents, and restricted cash at beginning of period	68,555	89,050

Cash, cash equivalents, and restricted cash at end of period	$62,540	$83,339

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousand)

	Three Months Ended
	March 31,
	2023	2022

Revenue:
United States	$877	$220
Europe	324	647
Asia Pacific	28	8
Africa	1	1
Total Revenue	$1,230	$876

Revenue:
Personal units revenue	$1,126	$770
Rehabilitation units revenue	104	106
Total Revenue	$1,230	$876